POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each of the undersigned Trustees of IMPAX FUNDS SERIES TRUST I and IMPAX FUNDS SERIES TRUST III, each a Massachusetts business trust (each, a “Trust” and together, the “Trusts”), does hereby make, constitute and appoint John Boese, Edward Farrington, Vanessa Pearl, Kathleen Proft and Daniel Saltus, and each or either of them, the undersigned’s true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned’s name, place and stead, to sign and affix the undersigned’s name as such Trustee of such Trust to a Registration Statement or Registration Statements, on Form N-14, Form N-1A, and all amendments, including pre-effective amendments, post-effective amendments, and any and all supplements or other instruments in connection therewith, to be filed by such Trust with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933 of shares of such Trust, and to file the same, with all exhibits thereto and other supporting documents, with such Commission, granting unto such attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand as of the date indicated.

/s/ Adrian P. Anderson
Adrian P. Anderson
Date: September 25, 2025

/s/ Ingrid Dyott
Ingrid Dyott
Date: September 18, 2025

/s/ D’Anne Hurd
D’Anne Hurd
Date: September 16, 2025

/s/ Teresa Kong
Teresa Kong
Date: September 19, 2025

/s/ John L. Liechty
John L. Liechty
Date: September 15, 2025

/s/ Lyle Logan
Lyle Logan
Date: September 19, 2025

/s/ Gregory D. Sheehan
Gregory D. Sheehan
Date: September 15, 2025

/s/ Nancy S. Taylor
Nancy S. Taylor
Date: September 15, 2025